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                              ASSUMPTION AGREEMENT

          AGREEMENT made as of June 19, 1998 among U.S. TRUST COMPANY OF THE PACIFIC NORTHWEST ("U.S. Trust Pacific"), a wholly-owned subsidiary of U.S. TRUST CORPORATION, U.S. TRUST COMPANY OF CALIFORNIA ("U.S. Trust California"), a wholly-owned subsidiary of U.S. TRUST CORPORATION, and BECKER CAPITAL MANAGEMENT, INC. ("Becker Capital").

          WHEREAS, Excelsior Institutional Trust (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

          WHEREAS, U.S. Trust Pacific has been previously appointed as investment adviser to the Balanced Fund (the "Fund") of the Trust pursuant to an Investment Advisory Agreement dated November 15, 1995 and Becker Capital has been previously appointed as sub-investment adviser to the Trust pursuant to a Investment Sub-Advisory Agreement by and between U.S. Trust Pacific and Becker Capital dated November 15, 1995 (the "Sub-Advisory Agreement");

          WHEREAS, U.S. Trust Pacific intends to reorganize into U.S. Trust California;

          WHEREAS, U.S. Trust Pacific and U.S. Trust California desire to have U.S. Trust California assume the rights, responsibilities, liabilities, and obligations of U.S. Trust Pacific under the Sub-Advisory Agreement with respect to the Fund.

          NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

          1. U.S. Trust California, in consideration for the right to receive payment of fees under the Investment Advisory Agreement, hereby assumes all the rights, responsibilities, liabilities and obligations of U.S. Trust Pacific under the Sub-Advisory Agreement with respect to the Fund.

          2. This Assumption Agreement shall be attached to and made a part of the Sub-Advisory Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                U.S. TRUST COMPANY OF THE PACIFIC NORTHWEST


                                /s/Douglas F. Adams
                                -------------------

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                                Name: Douglas F. Adams
                                Title: President


                                U.S. TRUST COMPANY OF CALIFORNIA


                                /s/Gregory F. Sanford
                                ---------------------
                                Name: Gregory F. Sanford
                                Title: President and CEO


                                BECKER CAPITAL MANAGEMENT, INC.


                                /s/Janeen S. McAninch
                                ---------------------
                                Name: Janeen S. McAninch
                                Title: President and C.O.O.